Exhibit 21
SUBSIDIARIES OF OLIN CORPORATION1
(As of December 31, 2017)

Company	Shareholders/Members	% Ownership	Jurisdiction
Blue Cube Holding LLC	Blue Cube Spinco LLC	100	DE
Blue Cube Intermediate Holding 1 LLC	Blue Cube Holdings C.V.	100	DE
Blue Cube Intermediate Holding 2 LLC	Blue Cube Holdings C.V.	100	DE
Blue Cube International Holdings LLC	Blue Cube Spinco LLC	100	DE
Blue Cube IP LLC	Blue Cube Holding LLC	100	DE
Blue Cube Operations LLC	Blue Cube Holding LLC	100	DE
Blue Cube Spinco LLC (see footnote 2)	Olin	100	DE
Bridgeport Brass Corporation	Olin	100	IN
Henderson Groundwater LLC	Pioneer Americas LLC has a 1/3 ownership in this limited liability company that will be treated as a partnership for income tax purposes	33	NV
HPCM LLC	K. A. Steel Chemicals Inc.	100	DE
Hunt Trading Co.	Olin	100	MO
Imperial West Chemical Co.	Pioneer Companies, LLC	100	NV
K. A. Steel Chemicals Inc.	Olin	100	DE
K. A. Steel International	K. A. Steel Chemicals Inc.	100	DE
KAS Muscatine LLC	K. A. Steel Chemicals Inc.	100	IA
KNA California, Inc. (see footnote 3)	Imperial West Chemical Co.	100	DE
KWT, Inc.	Pioneer Water Technologies, Inc.	100	DE
LTC Reserve Corp.	Olin	100	DE
Monarch Brass & Copper Corp.	Olin	100	NY
Monarch Brass & Copper of New England Corp.	Monarch Brass & Copper Corp.	100	RI
New Haven Copper Company	Monarch Brass & Copper Corp.	100	CT
Olin Benefits Management, Inc.	Olin	100	CA
Olin Business Holdings	Olin Corporation; Olin Engineered Systems, Inc.; Pioneer Americas LLC	62.05 36.15 1.80	DE
Olin Chlor Alkali Logistics Inc.	Olin Sunbelt, Inc.; Olin Sunbelt II, Inc.	50 50	DE
Olin Chlorine 7, LLC	Blue Cube Holding LLC	100	DE
Olin Engineered Systems, Inc.	Olin	100	DE
Olin Far East, Limited	Olin	100	DE
Olin Finance Company, LLC	Olin	100	DE
Olin Financial Services Inc.	Olin	100	DE
Olin Funding Company LLC	Olin	100	DE
Olin North American Holdings, Inc.	Olin	100	DE
Olin Sunbelt, Inc.	Olin	100	DE
Olin Sunbelt II, Inc.	Olin	100	DE
Olin Winchester, LLC	Olin	100	DE
Pioneer Americas LLC	Olin Canada ULC	100	DE
Pioneer Companies, LLC	Olin North American Holdings, Inc.	100	DE
Pioneer (East), Inc.	Pioneer Companies, LLC	100	DE
Pioneer Licensing, Inc.	Pioneer Companies, LLC	100	DE
Pioneer Transportation LLC	Olin Business Holdings	100	DE
Pioneer Water Technologies, Inc.	Pioneer Companies, LLC	100	DE
Ravenna Arsenal, Inc.	Olin	100	OH
Sunbelt Chlor Alkali Partnership	Olin; Olin Sunbelt, Inc.; Olin Sunbelt II, Inc.	30.5 41 28.5	DE
TriOlin, LLC	Olin	100	DE

U.S. Munitions, LLC	Joint venture company with Winchester Defense, LLC; BAE Systems Ordnance Systems, Inc.	49 51	DE
Waterbury Rolling Mills, Inc.	Monarch Brass & Copper Corp.	100	CT
Winchester Ammunition, Inc.	Olin	100	DE
Winchester Defense, LLC	Olin	100	DE

INTERNATIONAL
3229897 Nova Scotia Co.	Blue Cube Holding LLC	100	Nova Scotia, Canada
BC Chemicals Singapore Pte. Ltd.	Blue Cube Chemicals Singapore Pte. Ltd.	100	Singapore
BC Switzerland GmbH	Nedastra Holding B.V.	100	Switzerland
Blue Cube Argentina Srl	Blue Cube Holding LLC	100	Argentina
Blue Cube Australia Pty Ltd	Blue Cube Chemicals Singapore Pte. Ltd.	100	Australia
Blue Cube Belgium BVBA	Nedastra Holding B.V.	100	Belgium
Blue Cube Brasil Comércio de Produtos Químicos Ltda. (See footnote 4 for Subordinates)	Nedastra Holding B.V.	100	Brazil
Blue Cube Chemicals FZE	Nedastra Holding B.V.	100	UAE
Blue Cube Chemicals Hong Kong Limited	Blue Cube Chemicals Singapore Pte. Ltd.	100	Hong Kong
Blue Cube Chemicals India Private Limited	Blue Cube Chemicals Singapore Pte. Ltd. (41,259,999 equity shares) BC Chemicals Singapore Pte. Ltd. (1 equity share)	100	India
Blue Cube Chemicals Italy S.r.l.	Nedastra Holding B.V.	100	Italy
Blue Cube Chemical Korea Ltd.	Blue Cube Chemicals (Zhangjiagang) Co., Ltd.	100	Korea
Blue Cube Chemicals Singapore Pte. Ltd.	Nedastra Holding B.V.	100	Singapore
Blue Cube Chemicals Singapore Pte. Ltd. Taiwan Branch	Blue Cube Chemicals Singapore Pte. Ltd.	100	Taiwan
Blue Cube Chemicals South Africa Pty Ltd	Nedastra Holding B.V.	100	South Africa
Blue Cube Chemicals (UK) Limited	Nedastra Holding B.V.	100	United Kingdom
Blue Cube Chemicals (Zhangjiagang) Co., Ltd.	Blue Cube Chemicals Singapore Pte. Ltd.	100	China
Blue Cube Chemicals (Zhangjiagang) Co., Ltd. Shanghai Branch	Blue Cube Chemicals (Zhangjiagang) Co., Ltd.	100	China
Blue Cube Chile Commercial Limitada	Blue Cube Holding LLC	100	Chile
Blue Cube Colombia Ltda	Blue Cube Holding LLC; 1% minority interest owned by Blue Cube Operations LLC	99 01	Colombia
Blue Cube Denmark ApS	Nedastra Holding B.V.	100	Denmark
Blue Cube France	Nedastra Holding B.V.	100	France
Blue Cube Germany Assets GmbH & Co. KG	Blue Cube Germany Assets Management GmbH (General partner); Nedastra Holding B.V. (Limited partner)	0 100	Germany
Blue Cube Germany Assets Management GmbH	Nedastra Holding B.V.	100	Germany
Blue Cube Germany Productions GmbH & Co. KG	Blue Cube Germany Productions Management GmbH (General partner);	0	Germany
	Nedastra Holding B.V. (Limited partner)	100
Blue Cube Germany Productions Management GmbH	Nedastra Holding B.V.	100	Germany
Blue Cube Holdings C.V.	Blue Cube International Holdings LLC;	99.99	Netherlands
	Blue Cube Holding LLC	0.01
Blue Cube Japan LLC	Blue Cube Chemicals Singapore Pte. Ltd.	100	Japan
Blue Cube Mexico, S. de R.L. de C.V.	Blue Cube Holding LLC; 2% minority interest owned by Blue Cube Operations LLC	98 02	Mexico
Blue Cube Netherlands B.V.	Olin Netherlands Holding B.V.	100	Netherlands
Blue Cube Poland Sp.z.o.o.	Nedastra Holding B.V.	100	Poland
Blue Cube Rasha OOO	Nedastra Holding B.V.	99.995	Russia
	Olin Netherlands Holding B.V.	0.005	Netherlands

Blue Cube Servicios Administrativos S. de R. L. de C.V.	Blue Cube Holding LLC; 10% minority interest owned by Blue Cube Operations LLC	90 10	Mexico
Blue Cube Spain S.L. Sociedad Unipersonal	Nedastra Holding B.V.	100	Spain
Blue Cube (Thailand) Company Limited	Blue Cube Holding LLC;	99.998	Thailand
	0.001% minority interest owned by Blue Cube Operations LLC;	0.001
	0.001% minority interest owned by Blue Cube IP LLC	0.001
Blue Cube (Thailand) Company Limited Hong Kong Branch	Blue Cube (Thailand) Company Limited	100	Hong Kong
Blue Cube Turkey Kimyasal Ürünler Limited Şirketi	Nedastra Holding B.V.	100	Turkey
CANSO Chemicals Limited	Olin Canada ULC; Northern Pulp is the other 50% owner (Pioneer related)	50 50	Nova Scotia, Canada
Olin Germany AP LTP GmbH	Blue Cube Germany Assets GmbH & Co. KG	100	Germany
Olin Germany Upstream GmbH & Co. KG	Blue Cube Germany Assets GmbH & Co. KG	100	Germany
Olin Hunt Specialty Products S.r.l.	Olin Corporation; Hunt Trading Co.	99 01	Italy
Olin Netherlands Holding B.V.	Nedastra International B.V.	100	Netherlands
Nedastra Holding B.V.	Nedastra International C.V.	100	Netherlands
Nedastra International C.V.	Blue Cube Intermediate Holding 2 LLC; Blue Cube Intermediate Holding 1 LLC	99.496 0.504	Netherlands
Nutmeg Insurance Limited	Olin	100	Bermuda
Olin Canada ULC	Olin North American Holdings, Inc.	100	Nova Scotia, Canada
Winchester Australia Limited	Olin	100	Australia

Footnotes:
1	Omitted from the following list are the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary

2	Blue Cube Spinco Inc. was converted to Blue Cube Spinco LLC effective December 31, 2017

3	In California only, this entity conducts business under the name of Kemwater KNA California, Inc.

4
Subordinates of Blue Cube Brasil Comércio de Produtos Químicos Ltda.:

•    Sâo Paulo Branch of Blue Cube Brasil Comércio de Produtos Químicos Ltda.
•    Bahia Branch of Blue Cube Brasil Comércio de Produtos Químicos Ltda. (Caustic Soda)
•    Paraná Branch of Blue Cube Brasil Comércio de Produtos Químicos Ltda. (Caustic Soda)